Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Asbed Palakian, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10-Q of Passport Arts Inc. for the period ended May 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Passport Arts Inc..

Date: July 14, 2010

/s/ Asbed Palakian
Asbed Palakian
President, Chief Executive Officer, Secretary,
Treasurer, and Director
(Principal Executive Officer, Principal
Financial Officer and Principal Accounting Officer)